Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Steel Connect, Inc.
Smyrna, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-248241) of Steel Connect, Inc. of our report dated October 29, 2021, except for Notes 1 through 9, 12, 15, 16, 18 and 21 as to which the date is August 1, 2022, relating to the consolidated financial statements of Steel Connect, Inc., included in this Current Report on Form 8-K.

/s/ BDO USA, LLP

New York, NY
August 1, 2022